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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 20, 2001
                                                   (November 20, 2001)

                           GLOBALSANTAFE CORPORATION
             (Exact name of Registrant as specified in its charter)

         CAYMAN ISLANDS                    1-14634              98-0108989
  (State or other jurisdiction           (Commission         (I.R.S. Employer
of incorporation or organization)        File Number)        Identification No.)



                            777 N. ELDRIDGE PARKWAY
                           HOUSTON, TEXAS  77079-4493
             (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code:  713-596-5100

                       SANTA FE INTERNATIONAL CORPORATION
                         TWO LINCOLN CENTRE, SUITE 1100
                                5420 LBJ FREEWAY
                            DALLAS, TEXAS 75240-2648
         (Former name or former address, if changed since last report)
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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On November 20, 2001, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 31, 2001, among Santa Fe International Corporation, a company incorporated under the laws of the Cayman Islands ("Santa Fe"), Silver Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a Delaware corporation Sub and a wholly owned subsidiary of Sub, and Global Marine
Inc., a Delaware corporation ("Global"), Santa Fe and Global consummated their business combination with the merger (the "Merger") of Merger Sub with and into Global, with Global surviving the Merger as a wholly owned subsidiary of Santa Fe. In connection with the Merger, Santa Fe was renamed GlobalSantaFe Corporation (referred to herein after the Merger as "GlobalSantaFe"). As a result of the Merger, each outstanding share of common stock, par value $.10 per share, of Global (the "Global Common Stock") was converted into 0.665 ordinary shares, par value $.01 per share, of GlobalSantaFe (the "GlobalSantaFe Ordinary Shares").

           Approximately 118 million GlobalSantaFe Ordinary Shares are being issued in the Merger in exchange for Global Common Stock. The exchange ratio of
0.665 GlobalSantaFe Ordinary Shares for each share of Global Common Stock was set forth in the Merger Agreement and was determined by negotiations between Santa Fe and Global at arms' length.

           Global, the common stock of which was previously publicly traded, engages in offshore contract drilling of oil and gas wells for independent and major oil and gas companies. Operations are conducted in the U.S. Gulf of Mexico and internationally. In addition, Global provides drilling management services, including turnkey and project management. GlobalSantaFe currently intends to continue these business activities of Global. There were no material relationships between Santa Fe and Global prior to the closing of the Merger.

           The issuance of GlobalSantaFe Ordinary Shares in connection with the Merger, including upon any future conversion of Global's zero coupon convertible debentures, was registered under the Securities Act of 1933, as amended, pursuant to Santa Fe's registration statement on Form S-4 (File No. 333-70268), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC"). The Registration Statement was declared effective on October 16, 2001. The joint proxy statement/prospectus of Santa Fe and Global filed with the SEC pursuant to Rule 424(b)(3) on October 17, 2001 (the "Joint Proxy Statement/Prospectus") contains additional information about this transaction. The GlobalSantaFe Ordinary Shares issued in connection with the Merger have been approved for listing on the New York Stock Exchange and together with the existing GlobalSantaFe Ordinary Shares will trade on the New York Stock Exchange under the ticker symbol "GSF." The description of GlobalSantaFe Ordinary Shares contained under the caption "Description of Authorized Shares of GlobalSantaFe" in the Joint Proxy Statement /Prospectus is incorporated by reference herein.

           The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement, which is filed or incorporated by reference as an exhibit hereto and is incorporated herein by reference.

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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements of Business Acquired.

           The financial statements of Global are incorporated herein by reference to the Annual Report of Global on Form 10-K for the year ended December 31, 2000, and the Quarterly Report of Global on Form 10-Q for the quarterly period ended September 30, 2001.

     (b)   Pro Forma Financial Information.

           Provision of pro forma financial information required by this item within 15 days is impracticable. The required pro forma financial information will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Report is required to be filed.

     (c)   Exhibits.

     *2.1 Agreement and Plan of Merger, dated as of August 31, 2001, among Santa Fe International Corporation, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc. (incorporated by reference to Annex A to the Joint Proxy Statement/Prospectus filed by Santa Fe International Corporation pursuant to Rule 424(b)(3) on October 17,
           2001).

     99.1  Press Release, dated November 20, 2001.
     * incorporated by reference as indicated.

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          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GLOBALSANTAFE CORPORATION

                              By:   /s/ James L. McCulloch
                                  ------------------------------------------
                                      James L. McCulloch
                                      Senior Vice President, General Counsel and
                                        Secretary
Date:  November 20, 2001

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